UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2008

SPRINT NEXTEL CORPORATION

(Exact name of Registrant as specified in its charter)

Kansas	1-04721	48-0457967
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 829-0965

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On May 1, 2008, Sprint Nextel Corporation (“Sprint Nextel”) announced that Robert H. Brust, 64, has been appointed as Chief Financial Officer of Sprint Nextel effective May 1, 2008. The press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Mr. Brust served as Executive Vice President of Eastman Kodak Company, a provider of products and services to the photographic, graphic communications and healthcare markets, from November 2006 until his retirement in February 2007. Mr. Brust also served as Chief Financial Officer and Executive Vice President of Eastman Kodak from January 2000 to October 2006. From 1997 to 1999, Mr. Brust served as Senior Vice President and Chief Financial Officer of Unisys Corporation, a global information services and technology company. Prior to joining Unisys, Mr. Brust held a variety of financial and financial management positions during his 31-year career at General Electric Company, most recently directing the finance operations of the company’s plastics business. Mr. Brust is a director of Applied Materials, Inc., Delphi Corporation and Covidien Ltd.

On May 1, 2008, Sprint Nextel entered into an employment agreement with Mr. Brust (the “Agreement”) with an initial term of 24 months. The Agreement provides for the following annual compensation:

•	an annual base salary of $1,000,000;

•

participation in Sprint Nextel’s short-term incentive compensation plan with a targeted opportunity for 2008 equal to 130% of his annual base salary, prorated for the period from May 1, 2008 through December 31, 2008; and

•	participation in Sprint Nextel’s long-term incentive compensation plan starting in 2010.

The Agreement states that Sprint Nextel will provide Mr. Brust with the following sign-on compensation:

•

a $1,650,000 cash sign-on bonus on the following payment schedule: (1) $250,000 not later than 30 days after May 1, 2008, provided, however, if Mr. Brust terminates employment or is terminated without cause prior to May 1, 2009, he will be required to repay this amount upon termination; (2) $700,000 as soon as administratively practicable after December 31, 2008; and (3) $700,000 as soon as administratively practicable after December 31, 2009. If Mr. Brust’s employment terminates prior to the second or third payment for any reason other than for cause, he will receive a pro rata sign-on bonus for that period;

•

an option to purchase 677,201 shares of Sprint Nextel common stock (the “Sign-On Option Award”), the exercise price will be the market value per share on the date of grant. The Sign-On Option Award shall vest in two equal installments on each of the second and third anniversaries of the date of grant; and

•	an award of 469,484 restricted stock units (the “Sign-on RSU Award”), which award shall vest in two equal annual installments on each of the second and third anniversaries of the date of grant.

Under the Agreement, in the event that Mr. Brust’s employment is terminated by Sprint Nextel without cause (as defined in the Agreement), or Mr. Brust terminates his employment for good reason (as defined in the Agreement), other than in connection with a change in control of Sprint Nextel:

•	he will continue to receive his base salary for the remainder of his employment term;

•

he will receive a pro rata payment under the then-applicable short-term incentive plan with respect to the remainder of his employment term equal to the lesser of his targeted opportunity as of the date of his termination of his employment and the payout determined by the Sprint Nextel Human Capital and Compensation Committee based on actual performance of Sprint Nextel compared to the targeted objectives under the plan;

•	he will be entitled to participate in certain benefit plans; and

•

the unvested portions of the Sign-On Option Award and Sign-On RSU Award scheduled to vest on the second anniversary of the date of grant will vest at that time and the remaining unvested portion scheduled to vest on the third anniversary of the date of grant will be forfeited, unless employment terminates after the initial 24 month term in which case the Sign-On Option Award and Sign-On RSU Award scheduled to vest on the third anniversary of the date of grant will vest at that time.

Upon Mr. Brust’s death, the vesting of any unvested portion of the Sign-On Option Award will accelerate and the restrictions with respect to any unvested portions of the Sign-On RSU Award will lapse.

In the event of Mr. Brust’s disability, he will continue to receive his base salary for the lesser of 12 months or the remainder of the employment term (reduced by any amounts paid under Sprint Nextel’s long-term disability plan). He will be entitled to continue to participate in certain benefit plans, and the vesting of any unvested portion of the Sign-On Option Award will accelerate and the restrictions with respect to any unvested portion of the Sign-On RSU Award will lapse.

If, in connection with a change in control of Sprint Nextel, Mr. Brust’s employment is terminated without cause or Mr. Brust terminates his employment for good reason during the 18-month period following a change in control (subject to certain exceptions), he is entitled to severance compensation in the form of continued payment of base salary for remainder of 24-month initial term (or 12-month renewal term, as applicable) and pro rata payment under the then-applicable short-term incentive plan with respect to the remainder of his employment term paid ratably with base salary continuation at his annual short-term target opportunity. In addition, pursuant to the terms of the Sign-On Option Award and Sign-On RSU Award, if (a) Mr. Brust’s employment is terminated without cause or Mr. Brust terminates his employment for good reason in connection with a change in control of Sprint Nextel, or (b) to the extent that these awards are not assumed, converted or replaced with equivalent value awards by the entity resulting from a change in control of Sprint Nextel, the vesting of any unvested portion of the Sign-On Option Award will accelerate and the restrictions with respect to any unvested portion of the Sign-On RSU Award will lapse.

For the later of 36 months following May 1, 2008 or the end of his employment term, Mr. Brust has agreed not to compete with Sprint Nextel or solicit employees or customers of Sprint Nextel. If Mr. Brust breaches any of these obligations, he would forfeit his right to any severance payments and benefits to which he otherwise would be entitled.

The Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description
10.1	Employment Agreement, dated May 1, 2008, between Robert H. Brust and Sprint Nextel Corporation
99.1	Press Release Announcing Mr. Brust’s Appointment as Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT NEXTEL CORPORATION

Date: May 1, 2008		/s/ Leonard J. Kennedy
	By:	Leonard J. Kennedy
General Counsel

EXHIBIT INDEX

Number	Exhibit
10.1	Employment Agreement, dated May 1, 2008, between Robert H. Brust and Sprint Nextel Corporation
99.1	Press Release Announcing Mr. Brust’s Appointment as Chief Financial Officer